Exhibit 10.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into effective as of 31st day of March, 2016 (the “Effective Date”), by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.

WITNESSETH:

WHEREAS, Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, the Administrative Agent, Borrower and the Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto have agreed to enter into this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereto hereby agree as follows:

Section 1.          Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended, effective as of the Effective Date in the manner provided in this Section 1.

1.1         Additional Definitions. Section 1.02 of the Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order, which shall read in full as follows:

“Convertible Senior Notes” means any Senior Debt that is convertible into, or exchangeable for, Equity Interests constituting common stock of any Credit Party.

“Convertible Senior Notes Indenture” means any indenture (including the Initial Convertible Senior Notes Indenture) pursuant to which any Convertible Senior Notes are issued.

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"Convertible Senior Notes Documents" shall mean, collectively, any notes evidencing any Convertible Senior Notes, any Convertible Senior Notes Indenture, and all other agreements, documents and instruments now or at any time executed and delivered by the Parent or any other Credit Party in connection with any Convertible Senior Notes.

“Excluded Cash” means, with respect to cash and Cash Equivalents held by the Credit Parties, on any date of determination, any (i) Cash Collateral, (ii) cash collateral or cash deposits received from a Person (other than a Credit Party) and held by a Credit Party, (iii) cash collateral given by a Credit Party to another Person (other than a Credit Party) and other cash, in each case, held by or on behalf of, another Person (other than a Credit Party) pursuant to any contractual or regulatory obligation, (iv) cash necessary to cover daylight overdrafts, and (v) cash on hand necessary to fund (A) those obligations payable within the immediately succeeding five Business Days and (B) those trade or trading obligations to be prepaid in the ordinary course of business in lieu of posting collateral within the immediately succeeding five Business Days.

“Fundamental Change” has the meaning given to the term “fundamental change” in the Initial Convertible Senior Notes Indenture or the meaning given to the term “fundamental change” as defined in any other Convertible Senior Notes Indenture in a manner substantially consistent with the definition of “fundamental change” as defined in the Initial Convertible Senior Notes Indenture.

"Initial Convertible Senior Notes Indenture " shall mean an indenture that provides for the issuance of Convertible Senior Notes on substantially those terms set forth in that certain Preliminary Offering Memorandum, dated as of March 31, 2016.

1.2         Amended and Restated Definitions. Section 1.02 of the Credit Agreement shall be amended by amending and restating the following definitions, which shall read in full as follows:

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), including, but not limited to, any Convertible Senior Notes or obligations in respect of one or more Swap Agreements, of any one or more of the Parent or any Subsidiary or, with respect to Section 7.07(b) only, any Credit Party, in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary or, with respect to Section 7.07(b) only, any Credit Party, in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Senior Debt” means any unsecured Debt securities (whether registered or privately placed), including but not limited to any Convertible Senior Notes, issued or incurred by the Parent or any other Credit Party pursuant to one or more Senior Debt Documents.

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1.3        Amendment to Section 1.02. Section 1.02 of the Credit Agreement shall be amended by deleting “or (d) the Borrower shall cease to be Controlled by the Parent.” at the end of the definition of “Change in Control” and replacing it with “(d) the Borrower shall cease to be Controlled by the Parent, or (e) any Fundamental Change occurs.

1.4        Amendment to Section 1.02. Section 1.02 of the Credit Agreement shall be amended by deleting “.” at the end of the definition of “Swap Agreement” and replacing it with “; provided that, for the avoidance of doubt, the definition of “Swap Agreement” shall not include any Convertible Senior Notes Document.”.

1.5         Amendment to Section 3.04 of the Credit Agreement. Section 3.04 of the Credit Agreement shall be amended to insert a clause (e) which shall read in full as follows:

(e) Excess Cash Balances. If at any time while Loans are outstanding the Credit Parties have any cash equivalents (other than Excluded Cash) in excess of $35,000,000 in the aggregate at any time for a period of three Business Days (the “Excess Cash”), the Borrower shall, on the following Business Day (i) prepay the Borrowings in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, Cash Collateralize such excess as provided in Section 2.08(j). Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(e) shall be accompanied by accrued interest to the extent required by Section 3.02.

1.6        Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement shall be amended to insert a clause (d) which shall read in full as follows:

(d) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower together with the other Credit Parties shall not have any cash or cash equivalents (other than Excluded Cash) in excess of $35,000,000 in the aggregate.

1.7         Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement shall be amended by deleting “.” at the end of the final paragraph of such Section 6.02 and replacing it with “and Section 6.02(d).”.

1.8         Amendment to Section 9.02(g) of the Credit Agreement. Section 9.02(g) of the Credit Agreement shall be amended and restated to read in full as follows:

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(g)          Senior Debt of the Parent or any other Credit Party, and any guarantees thereof, the principal amount of which does not exceed $600,000,000 in the aggregate at any one time outstanding; provided, that the principal amount of any Convertible Senior Notes shall not exceed $150,000,000 in the aggregate at any one time outstanding; provided further that: (A) the Borrower shall have complied with Section 8.01(t); (B) both before and immediately after giving effect to the incurrence of any such Senior Debt, no Default, Event of Default or Borrowing Base Deficiency exists or would exist (after giving effect to any concurrent repayment of Debt with the proceeds of such incurrence, if any); (C) the Parent is in Pro Forma Compliance after giving effect to the incurrence of any such Debt and the transactions contemplated thereby (and the Parent shall deliver to the Administrative Agent on the date of incurrence thereof a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating Pro Forma Compliance); (D) such Senior Debt does not have any scheduled principal amortization prior to the date which is one hundred eighty days after the Maturity Date (as in effect on the date of the incurrence of such Senior Debt); (E) such Senior Debt does not have a scheduled maturity sooner than the date which is one hundred eighty days after the Maturity Date (as in effect on the date of the incurrence of such Senior Debt); (F) no Subsidiary is required to guarantee such Senior Debt unless such Subsidiary has guaranteed the Secured Obligations pursuant to the Guaranty Agreement (by supplement, joinder or otherwise) and/or one or more other guaranty agreements on terms satisfactory in form and substance to the Administrative Agent; (G) if such Senior Debt is senior subordinated Debt, such Senior Debt is expressly subordinate to the payment in full of all of the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (H) (i) in the case of Senior Debt (other than any Convertible Senior Notes issued pursuant to the Initial Convertible Senior Notes Indenture) and any guarantees thereof, such Senior Debt and any guarantees thereof are on terms, taken as a whole, no more restrictive on the Parent or any other Credit Party than the terms and conditions of this Agreement, taken as a whole, as reasonably determined by the Board of Directors of the Parent, acting in good faith and evidenced by a resolutions of such Board of Directors and (ii) in the case of any Convertible Senior Notes issued pursuant to the Initial Convertible Senior Notes Indenture and any guarantees thereof, such Convertible Senior Notes and any guarantees thereof are on terms, taken as a whole, no more restrictive on the Parent or any other Credit Party than the terms and conditions of this Agreement, taken as a whole, as reasonably determined by a Responsible Officer of the Parent, acting in good faith, and certified to the Administrative Agent; and (I) such Senior Debt does not have any mandatory prepayment or mandatory redemption provisions (other than customary change of control or asset sale tender offer provisions and, in the case of any Convertible Senior Notes, customary provisions requiring the repurchase of such Convertible Senior Notes upon the occurrence of a Fundamental Change) that would require a mandatory prepayment or redemption in priority to the Secured Obligations.

1.9           Amendment to Section 9.04(a) of the Credit Agreement. Section 9.04(a) of the Credit Agreement shall be amended and restated to read in full as follows:

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(a)          Restricted Payments. The Parent will not, and will not permit any other Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) any Credit Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (ii) any Credit Party (other than the Parent) may declare and pay dividends ratably with respect to its Equity Interests to the direct holders of its Equity Interests that are other Credit Parties; (iii) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries; (iv) Permitted Tax Distributions, (v) any Repurchase consummated on or prior to the Bid End Date in connection with the NCIB Buyback; provided, that (A) both before and immediately after giving effect to each Repurchase, no Default, Event of Default or Borrowing Base Deficiency exists or would exist, and (B) the aggregate amount of consideration paid by the Parent in respect of all Repurchases for the NCIB Buyback shall not exceed $45,000,000 in the aggregate for the NCIB Buyback, (vi) any Credit Party may make required cash interest payments on any Convertible Senior Notes, (vii) any Credit Party may make any payment in, and/or delivery of, its common stock in satisfaction of the Parent’s obligations in respect of any Convertible Senior Notes upon conversion or exchange of such Convertible Senior Notes, (viii) any Redemption by any Credit Party of any Convertible Senior Notes upon the occurrence of a Fundamental Change to the extent such Redemption constitutes a Restricted Payment and (ix) any Credit Party may pay cash in lieu of fractional shares in connection with any conversion or exchange of any Convertible Senior Notes.

1.10       Amendment to Section 9.04(b) of the Credit Agreement. Section 9.04(b) of the Credit Agreement shall be amended to add the following sentence at the end of such Section 9.04(b) which shall read in full as follows:

 For the avoidance of doubt, shares of common stock and cash issued in lieu of fractional shares of common stock, in each case issued upon conversion or exchange of any Convertible Senior Notes shall not be prohibited by this Section 9.04(b).

Section 2.         Conditions Precedent. The amendments to the Credit Agreement contained in Section 1 hereof shall each be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:

2.1         Counterparts. Administrative Agent shall have received from the Majority Lenders, the Parent and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

2.2         Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Amendment.

2.3         No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

Section 3.         Representations and Warranties of Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent as follows:

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3.1           Reaffirm Existing Representations and Warranties. Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

3.2           Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

3.3           Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4           Acknowledgment of No Defenses. Borrower acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

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Section 4.          Miscellaneous.

4.1           Deemed Notice of Proposed Convertible Senior Notes Issuance. Notice of the proposed issuance of Convertible Senior Notes to be issued in accordance with the Initial Convertible Senior Notes Indenture is deemed to have been given in accordance with the requirements of Section 8.01(t) of the Credit Agreement.

4.2           Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

4.3           Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4           Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

4.5           Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.6           Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7           Effectiveness. This Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by each Credit Party and the Lenders.

4.8           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

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BORROWER:	gran tierra energy international holdings ltd.

	By:	/s/ Adrian Coral
	Name:	Adrian Coral
	Title:	Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
	Name:	David Hardy
	Title:	Legal & General Counsel

Signature Page –Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

	By:	/s/ Philip Lloyd
	Name:	Philip Lloyd
	Title:	Director, International Banking

	By:	/s/ Abraham Sanchez
	Name:	Abraham Sanchez
	Title:	Director, International Banking

Signature Page –Amendment

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ Philip Lloyd
	Name:	Philip Lloyd
	Title:	Director, International Banking

	By:	/s/ Abraham Sanchez
	Name:	Abraham Sanchez
	Title:	Director, International Banking

Signature Page –Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page –Amendment

HSBC Bank Canada,
as a Lender

By:
Name:
Title:

Signature Page –Amendment

Export Development Canada,
as a Lender

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Asset Manager

By:	/s/ Richard Leong
Name:	Richard Leong
Title:	Asset Manager

Signature Page –Amendment

Natixis, New York Branch,
as a Lender

By:
Name:
Title:

Signature Page –Amendment

Royal Bank of Canada,
as a Lender

By:	/s/ Maria E. Hushovd
Name:	Maria E. Hushovd
Title:	Authorized Signatory

Signature Page –Amendment